EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vision-Sciences, Inc.
Orangeburg, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 333-170357, 333-72547, 333-48654, 333-148721, and 333-154150) and in the Registration Statement on Form S-3 (Number 333-17834) of Vision-Sciences, Inc. of our report dated May 25, 2012, relating to the financial statements as of March 31, 2012 and 2011 and for the years then ended, which appear in this Form 10-K. We also consent to the reference to our firm under the caption “Experts” in such documents.

/s/ EisnerAmper LLP
Edison, New Jersey
May 25, 2012